TROVE

WASH★REIT

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

Third Quarter 2020

FINANCIAL STRENGTH

YTD 2020 CORE FAD PAYOUT RATIO	DEBT SERVICE COVERAGE RATIO	TARGET NET DEBT TO ADJ EBITDA MID TO LOW	INVESTMENT GRADE CREDIT RATING	SECURED DEBT TO TOTAL ASSETS
84%	**4.4x**	**6s**	**Baa2 STABLE** **BBB STABLE**	**0%**

Q3 2020 NOI BY REGION

MARYLAND
7%
30%
63%
DC
VIRGINIA

Q3 2020 NOI BY ASSET CLASS

OTHER
7%
48%
45%
OFFICE
MULTIFAMILY

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended				Three Months Ended
OPERATING RESULTS	9/30/2020		9/30/2019		9/30/2020		6/30/2020		3/31/2020		12/31/2019		9/30/2019
Real estate rental revenue	$222,889		$228,513		$73,227		$72,870		$76,792		$80,667		$80,259
Real estate expenses	(84,196)		(84,969)		(28,672)		(26,885)		(28,639)		(30,611)		(30,692)
	138,693		143,544		44,555		45,985		48,153		50,056		49,567
Real estate depreciation and amortization	(89,789)		(97,441)		(30,470)		(29,599)		(29,720)		(38,812)		(37,340)
Income from real estate	48,904		46,103		14,085		16,386		18,433		11,244		12,227
Interest expense	(28,307)		(41,946)		(8,711)		(8,751)		(10,845)		(11,788)		(14,198)
(Loss) gain on sale of real estate	(7,539)		(1,046)		—		(7,539)		—		61,007		—
Gain (loss) on extinguishment of debt	262		—		—		(206)		468		—		—
Real estate impairment	—		(8,374)		—		—		—		—		—
General and administrative expenses	(17,963)		(19,803)		(6,330)		(5,296)		(6,337)		(6,265)		(6,461)
(Loss) income from continuing operations	(4,643)		(25,066)		(956)		(5,406)		1,719		54,198		(8,432)
Discontinued operations:
Income from properties classified as discontinued operations	—		16,158		—		—		—		—		2,942
Gain on sale of real estate	—		339,024		—		—		—		—		339,024
Loss on extinguishment of debt	—		(764)		—		—		—		—		(764)
Income from discontinued operations	—		354,418		—		—		—		—		341,202
Net (loss) income	(4,643)		329,352		(956)		(5,406)		1,719		54,198		332,770
Less: Net income attributable to noncontrolling interests in subsidiaries	—		—		—		—		—		—		—
Net (loss) income attributable to the controlling interests	$(4,643)		$329,352		$(956)		$(5,406)		$1,719		$54,198		$332,770
Per Share Data:
Net (loss) income attributable to the controlling interests	$(0.06)		$4.10		$(0.01)		$(0.07)		$0.02		$0.66		$4.14
Fully diluted weighted average shares outstanding	82,142		79,933		82,186		82,153		82,287		81,313		79,981
Percentage of Revenues:
Real estate expenses	37.8%		37.2%		39.2%		36.9%		37.3%		37.9%		38.2%
General and administrative expenses	8.1%		8.7%		8.6%		7.3%		8.3%		7.8%		8.1%
Ratios:
Adjusted EBITDA / Interest expense (includes discontinued operations)	4.3	x	3.5	x	4.4	x	4.7	x	3.9	x	3.8	x	3.3	x
Net (loss) income attributable to the controlling interests / Real estate rental revenue	(2.1)%		144.1%		(1.3)%		(7.4)%		2.2%		67.2%		414.6%

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Assets
Land	$574,025	$574,025	$574,025	$566,807	$611,797
Income producing property	2,497,017	2,467,629	2,444,525	2,392,415	2,486,966
	3,071,042	3,041,654	3,018,550	2,959,222	3,098,763
Accumulated depreciation and amortization	(772,482)	(745,692)	(719,446)	(693,610)	(724,433)
Net income producing property	2,298,560	2,295,962	2,299,104	2,265,612	2,374,330
Properties under development or held for future development	77,481	89,166	89,791	124,193	110,572
Total real estate held for investment, net	2,376,041	2,385,128	2,388,895	2,389,805	2,484,902
Investment in real estate held for sale, net	—	—	57,028	57,028	—
Cash and cash equivalents	3,814	7,971	20,601	12,939	12,931
Restricted cash	615	630	634	1,812	1,578
Rents and other receivables	67,628	67,026	64,617	65,259	69,414
Prepaid expenses and other assets	84,174	81,967	84,722	95,149	106,251
Other assets related to properties sold or held for sale	—	—	6,123	6,336	—
Total assets	$2,532,272	$2,542,722	$2,622,620	$2,628,328	$2,675,076
Liabilities
Notes payable, net	$897,443	$897,060	$997,075	$996,722	$996,455
Mortgage notes payable, net	—	—	—	47,074	47,319
Line of credit	186,000	181,000	148,000	56,000	211,000
Accounts payable and other liabilities	99,388	93,192	98,966	71,136	75,735
Dividend payable	24,767	24,760	—	24,668	—
Advance rents	6,979	7,375	8,681	9,353	9,475
Tenant security deposits	10,580	10,769	10,875	10,595	10,849
Other liabilities related to properties sold or held for sale	—	—	875	718	—
Total liabilities	1,225,157	1,214,156	1,264,472	1,216,266	1,350,833
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized	824	823	823	821	803
Additional paid-in capital	1,601,160	1,598,620	1,596,242	1,592,487	1,539,734
Distributions in excess of net income	(262,435)	(236,673)	(206,506)	(183,405)	(212,978)
Accumulated other comprehensive (loss) income	(32,759)	(34,533)	(32,744)	1,823	(3,659)
Total shareholders' equity	1,306,790	1,328,237	1,357,815	1,411,726	1,323,900
Noncontrolling interests in subsidiaries	325	329	333	336	343
Total equity	1,307,115	1,328,566	1,358,148	1,412,062	1,324,243
Total liabilities and equity	$2,532,272	$2,542,722	$2,622,620	$2,628,328	$2,675,076

Funds from Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2020	9/30/2019	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Funds from operations (FFO) (1)
Net (loss) income	$(4,643)	$329,352	$(956)	$(5,406)	$1,719	$54,198	$332,770
Real estate depreciation and amortization	89,789	97,441	30,470	29,599	29,720	38,812	37,340
Loss (gain) on sale of depreciable real estate	7,539	1,046	—	7,539	—	(61,007)	—
Real estate impairment	—	8,374	—	—	—	—	—
Discontinued operations:
Gain on sale of depreciable real estate	—	(339,024)	—	—	—	—	(339,024)
Real estate depreciation and amortization	—	4,926	—	—	—	—	59
NAREIT funds from operations (FFO)	92,685	102,115	29,514	31,732	31,439	32,003	31,145
(Gain) loss on extinguishment of debt	(262)	764	—	206	(468)	—	764
Restructuring expenses (2)	—	2,749	—	—	—	270	653
Core FFO (1)	$92,423	$105,628	$29,514	$31,938	$30,971	$32,273	$32,562

Allocation to participating securities (3)	(453)	(396)	(151)	(151)	(151)	(81)	(129)

NAREIT FFO per share - basic	$1.12	$1.27	$0.36	$0.38	$0.38	$0.39	$0.39
NAREIT FFO per share - fully diluted	$1.12	$1.27	$0.36	$0.38	$0.38	$0.39	$0.39

Core FFO per share - fully diluted	$1.12	$1.32	$0.36	$0.39	$0.37	$0.40	$0.41

Common dividend per share	$0.90	$0.90	$0.30	$0.30	$0.30	$0.30	$0.30

Average shares - basic	82,142	79,933	82,186	82,153	82,086	81,220	79,981
Average shares - fully diluted (for NAREIT FFO and Core FFO)	82,322	80,006	82,357	82,323	82,287	81,313	80,040
______________________________
(1) See "Supplemental Definitions" on page 36 of this supplemental for the definitions of NAREIT FFO and Core FFO.
(2) Restructuring expenses include severance, accelerated share-based compensation and other expenses related to a restructuring of WashREIT personnel.
(3) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Funds Available for Distribution (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2020	9/30/2019	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Funds available for distribution (FAD) (1)
NAREIT FFO	$92,685	$102,115	$29,514	$31,732	$31,439	$32,003	$31,145
Non-cash (gain) loss on extinguishment of debt	(1,177)	(244)	—	204	(1,381)	—	(244)
Tenant improvements and incentives	(6,962)	(9,041)	(4,013)	(1,877)	(1,072)	(6,857)	(3,196)
External and internal leasing commissions capitalized	(2,407)	(3,671)	(1,081)	(797)	(529)	(2,700)	(1,243)
Recurring capital improvements	(2,880)	(2,401)	(1,068)	(824)	(988)	(4,345)	(1,034)
Straight-line rent, net	(1,840)	(2,503)	(522)	(655)	(663)	(763)	(713)
Non-cash fair value interest expense	(59)	(600)	—	—	(59)	(178)	(179)
Non-real estate depreciation and amortization of debt costs	2,808	3,975	956	910	942	1,030	1,654
Amortization of lease intangibles, net	1,465	1,679	464	544	457	504	528
Amortization and expensing of restricted share and unit compensation	5,901	6,264	2,479	1,644	1,778	1,479	1,737
FAD	87,534	95,573	26,729	30,881	29,924	20,173	28,455
Cash loss on extinguishment of debt	915	1,008	—	2	913	—	1,008
Restructuring expenses (excluding accelerated share-based compensation)	—	1,552	—	—	—	270	436
Core FAD (1)	$88,449	$98,133	$26,729	$30,883	$30,837	$20,443	$29,899
______________________________
(1) See "Supplemental Definitions" on page 36 of this supplemental for the definitions of FAD and Core FAD.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2020	9/30/2019	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Adjusted EBITDA (1)

Net (loss) income	$(4,643)	$329,352	$(956)	$(5,406)	$1,719	$54,198	$332,770
Add:
Interest expense	28,307	42,259	8,711	8,751	10,845	11,788	14,228
Real estate depreciation and amortization	89,789	102,367	30,470	29,599	29,720	38,812	37,399
Real estate impairment	—	8,374	—	—	—	—	—
Non-real estate depreciation	713	743	234	241	238	276	250
Restructuring expenses	—	2,749	—	—	—	270	653
Less:
Loss (gain) on sale of depreciable real estate	7,539	(337,978)	—	7,539	—	(61,007)	(339,024)
(Gain) loss on extinguishment of debt	(262)	764	—	206	(468)	—	764
Adjusted EBITDA	$121,443	$148,630	$38,459	$40,930	$42,054	$44,337	$47,040
______________________________
(1) Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, restructuring expenses (which include severance, accelerated share-based compensation and other expenses related to a restructuring of corporate personnel), acquisition expenses and gain from non-disposal activities. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis ($'s in thousands)

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Balances Outstanding

Secured
Mortgage note payable, net (1)	$—	$—	$—	$47,074	$47,319
Unsecured
Fixed rate bonds	348,522	348,375	598,028	597,781	597,618
Term loans	548,921	548,685	399,047	398,941	398,837
Credit facility	186,000	181,000	148,000	56,000	211,000
Unsecured total	1,083,443	1,078,060	1,145,075	1,052,722	1,207,455
Total	$1,083,443	$1,078,060	$1,145,075	$1,099,796	$1,254,774

Weighted Average Interest Rates

Secured
Mortgage note payable, net (1)	—%	—%	—%	3.8%	3.8%
Unsecured
Fixed rate bonds	4.5%	4.5%	4.7%	4.7%	4.7%
Term loans (2)	2.6%	2.6%	2.8%	2.8%	2.8%
Credit facility	1.1%	1.2%	1.8%	2.7%	3.1%
Unsecured total	3.0%	3.0%	3.7%	3.9%	3.8%
Weighted Average	3.0%	3.0%	3.7%	3.9%	3.8%
______________________________
(1) In January 2020, WashREIT prepaid the existing mortgage note associated with Yale West, resulting in a gain on extinguishment of debt of $0.5 million.
(2) WashREIT entered into interest rate swaps to effectively fix the floating interest rates on $400.0 million of its total $550.0 million aggregate principal of its term loans outstanding as of September 30, 2020 (see page 10 of this Supplemental).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 10 of this Supplemental).

Long Term Debt Maturities (in thousands, except average interest rates)
September 30, 2020

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2020	$—		$—		$—	—%
2021	150,000	(1)	—		150,000	2.7%
2022	450,000	(2)	—		450,000	3.3%
2023	250,000	(3)	186,000	(4)	436,000	2.1%
2024	—		—		—	—%
2025	—		—		—	—%
Thereafter	50,000		—		50,000	7.4%
Scheduled principal payments	$900,000		$186,000		$1,086,000	3.0%
Net discounts/premiums	(504)		—		(504)
Loan costs, net of amortization	(2,053)		—		(2,053)
Total maturities	$897,443		$186,000		$1,083,443	3.0%
Weighted average maturity = 2.2 years
______________________________
(1)     WashREIT entered into interest rate swaps to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.72% all-in fixed interest rate through the term loan maturity of March 2021.
(2)    Maturity date for a $150.0 million term loan of May 2022 assumes election of extension option for an additional one-year period.
(3)    WashREIT entered into interest rate swaps to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed interest rate for $150.0 million portion of the term loan. For the remaining $100.0 million portion of the term loan, WashREIT entered into interest rate swaps to effectively fix a LIBOR plus 100 basis points floating interest rate to a 3.71% all-in fixed interest rate. The interest rates are fixed through the term loan maturity of July 2023. The 2018 Term Loan has an all-in fixed interest rate of 2.87%.
(4)    Maturity date for credit facility of March 2023 assumes election of extension option for two additional 6-month periods.

Long Term Debt Maturities - Pro Forma (in thousands, except average interest rates)
December 31, 2020

	Future Maturities of Debt
Year	Unsecured Debt	Credit Facility		Total Debt	Avg Interest Rate
2021	$—	$—		$—	—%
2022	300,000	—		300,000	4.0%
2023	250,000	159,000	(2)	409,000	2.2%
2024	—	—		—	—%
2025	—	—		—	—%
2026	—	—		—	—%
Thereafter (1)	400,000	—		400,000	4.5%
Scheduled principal payments	$950,000	$159,000		$1,109,000	3.5%
Weighted average maturity = 4.9 years
______________________________
(1)     The table above considers the closing and funding of the $350 million 10-year 3.44% Green Bonds which is expected to occur no later than December 29, 2020. The Green Bonds have an all-in fixed interest rate of 4.09%. Following the closing and funding of the Green Bonds, WashREIT expects to repay $300 million of existing term loans maturing in 2021 and 2022 with the balance to pay down amounts due under the revolving credit facility and will have no debt maturing until the fourth quarter of 2022.
(2)     The remaining proceeds used to pay down amounts due under the revolving credit facility balance are net of swap settlement fees and expenses.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended September 30, 2020	Covenant	Quarter Ended September 30, 2020	Covenant	Quarter Ended September 30, 2020	Covenant
% of Total Indebtedness to Total Assets(1)	40.9%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.8	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.4	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	33.9%	≤ 60.0%	33.9%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	4.48	≥ 1.50	4.48	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	33.9%	≤ 60.0%	33.9%	≤ 60.0%
Ratio of Unencumbered Adjusted Net Operating Income to Consolidated Unsecured Interest Expense	N/A	N/A	5.23	≥ 1.75	5.23	≥ 1.75
______________________________
(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			9/30/2020		6/30/2020		3/31/2020		12/31/2019		9/30/2019
Market Data

Shares Outstanding			82,351		82,327		82,315		82,099		80,292
Market Price per Share			$20.13		$22.20		$23.87		$29.18		$27.36
Equity Market Capitalization			$1,657,726		$1,827,659		$1,964,859		$2,395,649		$2,196,789

Total Debt			$1,083,443		$1,078,060		$1,145,075		$1,099,796		$1,254,774
Total Market Capitalization			$2,741,169		$2,905,719		$3,109,934		$3,495,445		$3,451,563

Total Debt to Market Capitalization			0.40	:1	0.37	:1	0.37	:1	0.31	:1	0.36	:1

Earnings to Fixed Charges(1)			0.8x		0.4x		1.1x		5.2x		0.4x
Debt Service Coverage Ratio(2)			4.4x		4.7x		3.9x		3.7x		3.2x

Dividend Data	Nine Months Ended		Three Months Ended
	9/30/2020	9/30/2019	9/30/2020		6/30/2020		3/31/2020		12/31/2019		9/30/2019
Total Dividends Declared	$74,387	$72,339	$24,806		$24,761		$24,820		$24,625		$24,087
Common Dividend Declared per Share	$0.90	$0.90	$0.30		$0.30		$0.30		$0.30		$0.30
Payout Ratio (Core FFO basis)	80.4%	68.2%	83.3%		76.9%		81.1%		75.0%		73.2%
Payout Ratio (Core FAD basis)	84.1%	73.8%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes (loss) gain on sale of real estate of ($7.5 million) and $61.0 million for the three months ended June 30, 2020 and December 31, 2019, respectively.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 8) by interest expense and principal amortization.

Same-Store Portfolio Net Operating Income (NOI) Growth 2020 vs. 2019

	Nine Months Ended September 30,			Three Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Cash Basis:
Multifamily	$45,721	$45,164	1.2%	$14,465	$15,037	(3.8)%
Office	62,325	65,290	(4.5)%	20,243	21,016	(3.7)%
Other (2)	8,612	9,716	(11.4)%	2,924	3,193	(8.4)%
Overall Same-Store Portfolio (1)	$116,658	$120,170	(2.9)%	$37,632	$39,246	(4.1)%

GAAP Basis:
Multifamily	$45,705	$45,153	1.2%	$14,461	$15,033	(3.8)%
Office	62,655	66,284	(5.5)%	20,237	21,285	(4.9)%
Other (2)	8,907	10,233	(13.0)%	3,040	3,347	(9.2)%
Overall Same-Store Portfolio (1)	$117,267	$121,670	(3.6)%	$37,738	$39,665	(4.9)%

______________________________
(1) Non same-store properties were:
Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Development:
Multifamily - Trove
Sold properties:
Office - Quantico Corporate Center, 1776 G Street and John Marshall II
Discontinued operations:
Retail - Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(2) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended September 30, 2020
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	$24,240	$32,579	$4,382	$61,201
Non same-store (1)	12,026	—	—	12,026
Total	36,266	32,579	4,382	73,227
Real estate expenses
Same-store portfolio	9,779	12,342	1,342	23,463
Non same-store (1)	5,209	—	—	5,209
Total	14,988	12,342	1,342	28,672
Net Operating Income (NOI)
Same-store portfolio	14,461	20,237	3,040	37,738
Non same-store (1)	6,817	—	—	6,817
Total	$21,278	$20,237	$3,040	$44,555

Same-store portfolio NOI (from above)	$14,461	$20,237	$3,040	$37,738
Straight-line revenue, net for same-store properties	3	(518)	(6)	(521)
Amortization of acquired lease assets (liabilities) for same-store properties	1	42	(127)	(84)
Amortization of lease intangibles for same-store properties	—	482	17	499
Same-store portfolio cash NOI	$14,465	$20,243	$2,924	$37,632
Reconciliation of NOI to net income
Total NOI	$21,278	$20,237	$3,040	$44,555
Depreciation and amortization	(14,602)	(14,307)	(1,561)	(30,470)
General and administrative expenses	—	—	(6,330)	(6,330)
Interest expense	—	—	(8,711)	(8,711)
Net income (loss)	6,676	5,930	(13,562)	(956)
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to the controlling interests	$6,676	$5,930	$(13,562)	$(956)
______________________________
(1) For a list of non-same-store and other properties, see page 14 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended June 30, 2020
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	$24,548	$32,532	$3,918	$60,998
Non same-store (1)	11,490	382	—	11,872
Total	36,038	32,914	3,918	72,870
Real estate expenses
Same-store portfolio	9,181	11,361	1,258	21,800
Non same-store (1)	4,929	156	—	5,085
Total	14,110	11,517	1,258	26,885
Net Operating Income (NOI)
Same-store portfolio	15,367	21,171	2,660	39,198
Non same-store (1)	6,561	226	—	6,787
Total	$21,928	$21,397	$2,660	$45,985

Same-store portfolio NOI (from above)	$15,367	$21,171	$2,660	$39,198
Straight-line revenue, net for same-store properties	5	(673)	22	(646)
Amortization of acquired lease assets (liabilities) for same-store properties	1	42	(126)	(83)
Amortization of lease intangibles for same-store properties	—	531	17	548
Same-store portfolio cash NOI	$15,373	$21,071	$2,573	$39,017

Reconciliation of NOI to net income
Total NOI	$21,928	$21,397	$2,660	$45,985
Depreciation and amortization	(14,058)	(14,176)	(1,365)	(29,599)
General and administrative expenses	—	—	(5,296)	(5,296)
Interest expense	—	—	(8,751)	(8,751)
Loss on sale of real estate	—	—	(7,539)	(7,539)
Loss on extinguishment of debt	—	—	(206)	(206)
Net income (loss)	7,870	7,221	(20,497)	(5,406)
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to controlling interests	$7,870	$7,221	$(20,497)	$(5,406)
______________________________
(1) For a list of non-same-store, discontinued operations and other properties, see page 14 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended September 30, 2019
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	$24,763	$34,437	$4,659	$63,859
Non same-store (1)	11,027	5,373	—	16,400
Total	35,790	39,810	4,659	80,259

Real estate expenses
Same-store portfolio	9,730	13,152	1,312	24,194
Non same-store (1)	4,502	1,996	—	6,498
Total	14,232	15,148	1,312	30,692

Net Operating Income (NOI)
Same-store portfolio	15,033	21,285	3,347	39,665
Non same-store (1)	6,525	3,377	—	9,902
Total	$21,558	$24,662	$3,347	$49,567

Same-store portfolio NOI (from above)	$15,033	$21,285	$3,347	$39,665
Straight-line revenue, net for same-store properties	3	(710)	(38)	(745)
Amortization of acquired lease assets (liabilities) for same-store properties	1	(117)	(127)	(243)
Amortization of lease intangibles for same-store properties	—	558	11	569
Same-store portfolio cash NOI	$15,037	$21,016	$3,193	$39,246

Reconciliation of NOI to net income
Total NOI	$21,558	$24,662	$3,347	$49,567
Depreciation and amortization (2)	(19,721)	(16,269)	(1,350)	(37,340)
General and administrative expenses	—	—	(6,461)	(6,461)
Interest expense	(518)	—	(13,680)	(14,198)
Income (loss) from continuing operations	1,319	8,393	(18,144)	(8,432)
Discontinued operations:
Income from operations of properties classified as discontinued operations (1)	—	—	2,942	2,942
Gain on sale of real estate	—	—	339,024	339,024
Loss on extinguishment of debt	—	—	(764)	(764)
Net income	1,319	8,393	323,058	332,770
Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to the controlling interests	$1,319	$8,393	$323,058	$332,770
______________________________
(1) For a list of non-same-store, discontinued operations and other properties, see page 14 of this Supplemental.
(2) Depreciation and amortization includes $6.8 million amortization of intangible lease assets at the Assembly Portfolio, which have a weighted average useful life of seven months.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Nine Months Ended September 30, 2020
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	$73,892	$98,992	$12,844	$185,728
Non same-store (1)	34,990	2,171	—	37,161
Total	108,882	101,163	12,844	222,889
Real estate expenses
Same-store portfolio	28,187	36,337	3,937	68,461
Non same-store (1)	14,896	839	—	15,735
Total	43,083	37,176	3,937	84,196
Net Operating Income (NOI)
Same-store portfolio	45,705	62,655	8,907	117,267
Non same-store (1)	20,094	1,332	—	21,426
Total	$65,799	$63,987	$8,907	$138,693

Same-store portfolio NOI (from above)	$45,705	$62,655	$8,907	$117,267
Straight-line revenue, net for same-store properties	13	(1,845)	34	(1,798)
Amortization of acquired lease assets (liabilities) for same-store properties	3	54	(380)	(323)
Amortization of lease intangibles for same-store properties	—	1,461	51	1,512
Same-store portfolio cash NOI	$45,721	$62,325	$8,612	$116,658
Reconciliation of NOI to net income
Total NOI	$65,799	$63,987	$8,907	$138,693
Depreciation and amortization	(42,621)	(42,837)	(4,331)	(89,789)
General and administrative	—	—	(17,963)	(17,963)
Interest expense	(172)	—	(28,135)	(28,307)
Loss on sale of real estate	—	—	(7,539)	(7,539)
Gain on extinguishment of debt	—	—	262	262
Net income (loss)	23,006	21,150	(48,799)	(4,643)
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to the controlling interests	$23,006	$21,150	$(48,799)	$(4,643)
______________________________
(1) For a list of non-same-store, discontinued operations and other properties, see page 14 of this Supplemental.

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Nine Months Ended September 30, 2019
	Multifamily	Office	Corporate and Other (1)	Total
Real estate rental revenue
Same-store portfolio	73,532	$105,188	$14,337	$193,057
Non same-store (1)	16,480	18,976	—	35,456
Total	90,012	124,164	14,337	228,513
Real estate expenses
Same-store portfolio	28,379	38,904	4,104	71,387
Non same-store (1)	6,549	7,033	—	13,582
Total	34,928	45,937	4,104	84,969
Net Operating Income (NOI)
Same-store portfolio	45,153	66,284	10,233	121,670
Non same-store (1)	9,931	11,943	—	21,874
Total	$55,084	$78,227	$10,233	$143,544

Same-store portfolio NOI (from above)	$45,153	$66,284	$10,233	$121,670
Straight-line revenue, net for same-store properties	8	(2,413)	(153)	(2,558)
Amortization of acquired lease assets (liabilities) for same-store properties	3	(298)	(397)	(692)
Amortization of lease intangibles for same-store properties	—	1,717	33	1,750
Same-store portfolio cash NOI	$45,164	$65,290	$9,716	$120,170
Reconciliation of NOI to net income
Total NOI	$55,084	$78,227	$10,233	$143,544
Depreciation and amortization (2)	(43,283)	(49,947)	(4,211)	(97,441)
General and administrative	—	—	(19,803)	(19,803)
Interest expense	(1,558)	—	(40,388)	(41,946)
Loss on sale of real estate	—	—	(1,046)	(1,046)
Real estate impairment	—	—	(8,374)	(8,374)
Income (loss) from continuing operations	10,243	28,280	(63,589)	(25,066)
Discontinued operations:
Income from operations of properties classified as discontinued operations (1)	—	—	16,158	16,158
Gain on sale of real estate			339,024	339,024
Loss on extinguishment of debt	—	—	(764)	(764)
Net income	10,243	28,280	290,829	329,352
Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to the controlling interests	$10,243	$28,280	$290,829	$329,352
______________________________
(1) For a list of non-same-store, discontinued operations and other properties, see page 14 of this Supplemental.
(2) Depreciation and amortization includes $11.0 million amortization of intangible lease assets at the Assembly Portfolio, which have a weighted average useful life of seven months.

Net Operating Income (NOI) by Region

	Percentage of NOI

	Q3 2020	YTD 2020
DC
Multifamily	6.3%	6.7%
Office	21.7%	21.6%
Other	2.4%	2.2%
	30.4%	30.5%
Maryland
Multifamily	4.1%	4.0%
Other	3.1%	2.7%
	7.2%	6.7%
Virginia
Multifamily	37.3%	36.8%
Office	23.7%	24.5%
Other	1.4%	1.5%
	62.4%	62.8%

Total Portfolio	100.0%	100.0%

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Units as of 9/30/2020	Nine Months Ended		Three Months Ended
		9/30/2020	9/30/2019	09/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Rental and other property revenues
Same-store (1)	4,268	$73,892	$73,532	$24,240	$24,548	$25,104	$24,923	$24,763
Non same-store
Acquisitions (2)	2,390	34,294	16,467	11,581	11,276	11,437	11,174	11,014
Development (3)	401	696	13	445	214	37	22	13
Total rental and other property revenues	7,059	108,882	90,012	36,266	36,038	36,578	36,119	35,790

Property operating expenses
Same-store		28,187	28,379	9,779	9,181	9,227	9,438	9,730
Non same-store
Acquisitions		13,889	6,524	4,753	4,625	4,511	4,717	4,477
Development		1,007	25	456	304	247	52	25
Total property operating expenses		43,083	34,928	14,988	14,110	13,985	14,207	14,232

Net Operating Income (NOI)
Same-store		45,705	45,153	14,461	15,367	15,877	15,485	15,033
Non same-store
Acquisitions		20,405	9,943	6,828	6,651	6,926	6,457	6,537
Development		(311)	(12)	(11)	(90)	(210)	(30)	(12)
Total NOI		$65,799	$55,084	$21,278	$21,928	$22,593	$21,912	$21,558

Same-store metrics
Retention (4)		56%	55%	55%	59%	55%	55%	56%

______________________________
(1)     Includes properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared.

(2)     Includes properties that were acquired within the years being compared. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared.

(3)     Include development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. As of September 30, 2020, 205 of the 401 units in development were delivered.

(4)     Represents the percentage of Same-store property leases renewed that were set to expire in the period presented.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Unit)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Quarter-to-Date Comparison	Apt Units	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change
Total/Weighted Average	4,268	$24,240	$24,763	(2.1)%	$9,779	$9,730	0.5%	$14,461	$15,033	(3.8)%	93.5%	95.0%	(1.6)%	$1,800	$1,807	(0.4)%

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Sequential Comparison	Apt Units	Q3 2020	Q2 2020	% Change	Q3 2020	Q2 2020	% Change	Q3 2020	Q2 2020	% Change	Q3 2020	Q2 2020	% Change	Q3 2020	Q2 2020	% Change
Total/Weighted Average	4,268	$24,240	$24,548	(1.3)%	$9,779	$9,181	6.5%	$14,461	$15,367	(5.9)%	93.5%	94.2%	(0.7)%	$1,800	$1,831	(1.7)%

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Year-to-Date Comparison	Apt Units	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change
Total/Weighted Average	4,268	$73,892	$73,532	0.5%	$28,187	$28,379	(0.7)%	$45,705	$45,153	1.2%	94.4%	97.3%	(3.0)%	$1,821	$1,787	1.9%

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q3 2020	Q3 2019	$ Change	% Change	% of Q3 2020 Total
Controllable (1)	$4,847	$5,021	$(174)	(3.5)%	49.6%
Non-Controllable (2)	4,932	4,709	223	4.7%	50.4%
Total same-store operating expenses	$9,779	$9,730	$49	0.5%	100.0%

Sequential Comparison	Q3 2020	Q2 2020	$ Change	% Change	% of Q3 2020 Total
Controllable	$4,847	$4,618	$229	5.0%	49.6%
Non-Controllable	4,932	4,563	369	8.1%	50.4%
Total same-store operating expenses	$9,779	$9,181	$598	6.5%	100.0%

Year-to-Date Comparison	YTD 2020	YTD 2019	$ Change	% Change	% of YTD 2020 Total
Controllable	$13,795	$14,157	(362)	(2.6)%	48.9%
Non-Controllable	14,392	14,222	170	1.2%	51.1%
Total same-store operating expenses	$28,187	$28,379	$(192)	(0.7)%	100.0%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Non-Controllable operating expenses consist of:
Third-party Fees, Utilities, Insurance, and Real Estate Taxes

Same-Store Portfolio and Overall Average Occupancy Levels by Sector

	Average Occupancy - Same-Store Properties(1) (2)
Sector	09/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Multifamily	93.5%	94.2%	95.6%	94.9%	95.0%
Office	86.5%	86.4%	87.2%	88.2%	89.3%
Other (3)	85.8%	87.2%	91.0%	89.6%	88.9%

Overall Portfolio	90.0%	90.4%	91.7%	91.6%	92.1%

	Average Occupancy - All Properties (2)
Sector	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Multifamily (4)	94.3%	94.5%	95.4%	94.8%	95.0%
Office	86.5%	86.8%	88.1%	89.5%	90.8%
Other (3) and discontinued operations	85.8%	87.2%	91.0%	89.6%	89.5%

Overall Portfolio (4), (5)	91.3%	91.5%	92.7%	92.6%	92.5%

______________________________
(1) Non same-store properties were:
Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Development:
Multifamily - Trove
Sold properties:
Office - Quantico Corporate Center, 1776 G Street and John Marshall II
Discontinued operations:
Retail - Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(2) Average occupancy is based on monthly occupied net rentable square footage as a percentage of total net rentable square footage, except for the rows labeled "Multifamily," on which average occupancy is based on average monthly occupied units as a percentage of total units. The square footage for multifamily properties only includes residential space. The occupied square footage for office and other properties includes short-term lease agreements.

(3) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

(4) Average occupancy excludes the addition of the total rentable units at Trove, which began to lease-up in the first quarter of 2020. Including Trove, multifamily average occupancy was 89.9%, 89.5%, and 90.0% and overall portfolio average occupancy was 89.1%, 89.0% and 90.0% for each of the quarters ended September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

(5) Average occupancy based on monthly occupied net rentable square footage excludes the Assembly Portfolio and Cascade at Landmark for the 2019 periods.

Same-Store Portfolio and Overall Ending Occupancy Levels by Sector

	Ending Occupancy - Same-Store Properties (1) (2)
Sector	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Multifamily	94.0%	93.8%	95.3%	95.0%	95.1%
Office	86.6%	86.8%	87.2%	88.8%	88.7%
Other (3)	86.8%	84.0%	91.1%	90.9%	89.0%

Overall Portfolio	90.3%	90.0%	91.6%	92.0%	91.9%

	Ending Occupancy - All Properties (2)
Sector	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Multifamily (4)	94.6%	94.3%	95.1%	94.9%	95.0%
Office	86.6%	86.8%	88.1%	89.6%	90.3%
Other (3)	86.8%	84.0%	91.1%	90.9%	89.0%

Overall Portfolio (4)	91.6%	91.7%	92.5%	92.8%	93.0%

______________________________
(1) Non same-store properties were:
Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Development:
Multifamily - Trove
Sold properties:
Office - Quantico Corporate Center, 1776 G Street and John Marshall II

(2) Ending occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period, except for the rows labeled "Multifamily," on which ending occupancy is calculated as occupied units as a percentage of total available units as of the last day of that period. The occupied square footage for office and other properties includes short-term lease agreements.

(3) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

(4) Ending occupancy excludes the addition of the total rentable units at Trove, which began to lease-up in the first quarter of 2020. Including Trove, multifamily ending occupancy was 90.5%, 89.8%, and 89.9% and overall portfolio ending occupancy was 89.5%, 89.4% and 89.9% as of September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

Acquisition and Disposition Summary

Dispositions
	Location	Disposition Date	Property Type	Square Feet	Contract Sales Price (in thousands)	GAAP Loss on Sale (in thousands)
John Marshall II	Tysons, VA	April 21, 2020	Office	223,000	$57,000	$(6,855)
				223,000	$57,000	$(6,855)

Development Summary
September 30, 2020

Development
Property and Location	Total Rentable Square Feet or # of Units	Anticipated Total Cash Cost (1) (in thousands)	Cash Cost to Date (1) (in thousands)	Initial Occupancy

Trove (Wellington land parcel), Arlington, VA	401 units	$123,000	$113,816	Phase I - first quarter 2020 (2)
				Phase II - fourth quarter 2020 (2)
______________________________
(1)     Represents anticipated/actual cash expenditures and excludes allocations of capitalized corporate overhead costs and interest.

(2)     This development project has two phases: Phase I consists of 205 units and a ten-level garage. In February 2020, leasing commenced with the first deliveries of Phase I units and the completion of the ten-level garage. Phase II consists of 196 units, with delivery of units anticipated to commence in the fourth quarter of 2020.

Commercial Leasing Summary - New Leases

	3rd Quarter 2020		2nd Quarter 2020		1st Quarter 2020		4th Quarter 2019		3rd Quarter 2019
Gross Leasing Square Footage
Office Buildings	19,159		19,795		45,976		46,286		35,364
Retail Centers	5,900		420		15,392		8,466		4,624
Total	25,059		20,215		61,368		54,752		39,988
Weighted Average Term (years)
Office Buildings	5.3		8.3		4.4		7.8		9.0
Retail Centers	12.1		5.0		5.5		14.9		3.8
Total	6.9		8.3		4.7		8.9		9.2
Weighted Average Free Rent Period (months)
Office Buildings	6.2		7.3		1.1		6.9		9.4
Retail Centers	5.2		—		1.1		6.4		3.0
Total	6.1		7.3		1.1		6.8		8.8

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$41.57	$44.81	$54.47	$50.74	$43.39	$43.12	$43.09	$43.81	$42.68	$43.70
Retail Centers	18.87	16.11	15.93	15.00	17.96	17.90	60.79	50.44	40.59	38.41
Total	$36.23	$38.06	$53.67	$50.00	$37.01	$36.80	$45.83	$44.83	$42.44	$43.09

Rate on new leases
Office Buildings	$45.74	$43.06	$54.89	$49.55	$47.20	$45.37	$57.63	$52.52	$52.20	$47.09
Retail Centers	18.87	16.10	15.93	15.00	21.31	19.36	61.86	51.03	40.59	38.41
Total	$39.41	$36.72	$54.08	$48.83	$40.71	$38.85	$58.28	$52.29	$50.86	$46.09

Percentage Increase
Office Buildings	10.0%	(3.9)%	0.8%	(2.3)%	8.8%	5.2%	33.7%	19.9%	22.3%	7.8%
Retail Centers	—%	(0.1)%	—%	—%	18.7%	8.2%	1.8%	1.2%	—%	—%
Total	8.8%	(3.5)%	0.8%	(2.3)%	10.0%	5.6%	27.2%	16.6%	19.8%	7.0%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$895,267	$46.73	$1,667,073	$84.22	$480,677	$10.45	$3,234,510	$69.88	$2,545,774	$71.99
Retail Centers	164,406	27.87	3,000	7.14	9,000	0.58	1,075,385	127.02	—	—
Subtotal	$1,059,673	$42.29	$1,670,073	$82.62	$489,677	$7.98	$4,309,895	$78.71	$2,545,774	$63.66
Leasing Commissions
Office Buildings	$229,690	$11.99	$464,719	$23.48	$240,732	$5.24	$1,172,922	$25.34	$944,177	$26.70
Retail Centers	8,665	1.47	1,338	3.19	95,055	6.18	360,543	42.59	31,238	6.76
Subtotal	$238,355	$9.51	$466,057	$23.06	$335,787	$5.47	$1,533,465	$28.01	$975,415	$24.39
Tenant Improvements and Leasing Commissions
Office Buildings	$1,124,957	$58.72	$2,131,792	$107.70	$721,409	$15.69	$4,407,432	$95.22	$3,489,951	$98.69
Retail Centers	173,071	29.34	4,338	10.33	104,055	6.76	1,435,928	169.61	31,238	6.76
Total	$1,298,028	$51.80	$2,136,130	$105.68	$825,464	$13.45	$5,843,360	$106.72	$3,521,189	$88.05
______________________________
Note: This table excludes short-term lease agreements and activity at properties sold during the quarter. The cost of landlord build-out on Space+ leases that are excluded from Tenant Improvements in the table above totaled $0.2 million and $1.3 million for leases executed in Q3 2020 and YTD 2020, respectively.

Commercial Leasing Summary - Renewal Leases

	3rd Quarter 2020		2nd Quarter 2020		1st Quarter 2020		4th Quarter 2019		3rd Quarter 2019
Gross Leasing Square Footage
Office Buildings	39,955		15,359		42,574		56,811		15,936
Retail Centers	7,635		—		19,350		8,193		11,145
Total	47,590		15,359		61,924		65,004		27,081
Weighted Average Term (years)
Office Buildings	7.2		1.7		3.7		8.7		3.9
Retail Centers	1.8		—		7.1		5.0		7.8
Total	6.3		1.7		4.8		8.2		5.5
Weighted Average Free Rent Period (months)
Office Buildings	6.9		4.5		1.2		6.5		1.5
Retail Centers	5.4		—		0.1		1.1		—
Total	6.7		4.5		1.0		5.8		0.9

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$33.30	$35.00	$43.93	$50.65	$43.46	$44.70	$37.12	$37.67	$44.38	$46.25
Retail Centers	35.45	39.62	—	—	19.88	20.96	36.13	38.30	31.30	32.75
Total	$33.65	$35.74	$43.93	$50.65	$36.09	$37.28	$37.00	$37.75	$39.00	$40.70

Rate on new leases
Office Buildings	$39.15	$36.18	$52.44	$51.62	$46.39	$45.00	$47.03	$42.21	$51.27	$49.29
Retail Centers	41.27	40.92	—	—	21.73	20.64	39.33	38.06	42.24	40.38
Total	$39.49	$36.94	$52.44	$51.62	$38.69	$37.39	$46.06	$41.69	$47.55	$45.62

Percentage Increase
Office Buildings	17.6%	3.4%	19.4%	1.9%	6.7%	0.7%	26.7%	12.1%	15.5%	6.6%
Retail Centers	16.4%	3.3%	—%	—%	9.3%	(1.5)%	8.9%	(0.6)%	35.0%	23.3%
Total	17.4%	3.4%	19.4%	1.9%	7.2%	0.3%	24.5%	10.4%	21.9%	12.1%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$912,553	$22.84	$—	$—	$79,005	$1.86	$2,101,721	$36.99	$23,882	$1.50
Retail Centers	—	—	—	—	125,447	6.48	—	—	—	—
Subtotal	$912,553	$19.18	$—	$—	$204,452	$3.30	$2,101,721	$32.33	$23,882	$0.88
Leasing Commissions
Office Buildings	$207,400	$5.19	$41,780	$2.72	$209,309	$4.92	$1,144,764	$20.15	$101,139	$6.35
Retail Centers	—	—	—	—	34,498	1.78	20,099	2.45	34,664	3.11
Subtotal	$207,400	$4.36	$41,780	$2.72	$243,807	$3.94	$1,164,863	$17.92	$135,803	$5.01
Tenant Improvements and Leasing Commissions
Office Buildings	$1,119,953	$28.03	$41,780	$2.72	$288,314	$6.78	$3,246,485	$57.14	$125,021	$7.85
Retail Centers	—	—	—	—	159,945	8.26	20,099	2.45	34,664	3.11
Total	$1,119,953	$23.54	$41,780	$2.72	$448,259	$7.24	$3,266,584	$50.25	$159,685	$5.89
______________________________
Note: This table excludes short-term lease agreements and activity at properties sold during the quarter.

10 Largest Tenants - Based on Annualized Commercial Income
September 30, 2020

Tenant	Number of Buildings	Weighted Average Remaining Lease Term in Months	Percentage of Aggregate Portfolio Annualized Commercial Income	Aggregate Rentable Square Feet	Percentage of Aggregate Occupied Square Feet
Atlantic Media, Inc.	1	85	5.5%	134,084	4.1%
Capital One, N.A.	3	19	4.2%	143,090	4.4%
EIG Management Company, LLC	1	204	2.2%	51,358	1.6%
B. Riley Financial	1	27	2.2%	54,540	1.7%
Epstein, Becker & Green, P.C.	1	99	2.1%	55,318	1.7%
Hughes Hubbard & Reed LLP	1	149	2.0%	47,788	1.5%
Morgan Stanley Smith Barney Financing	1	120	1.8%	42,316	1.3%
Promontory Interfinancial Network, LLC	1	74	1.7%	36,867	1.1%
Raytheon BBN Technologies Corporation	1	30	1.6%	43,277	1.3%
Graham Holdings Company	1	50	1.6%	33,815	1.0%
Total/Weighted Average		77	24.9%	642,453	19.7%
______________________________
Note: This table excludes short-term lease agreements.

Industry Diversification - Office
September 30, 2020

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Office:
Professional, Scientific, and Technical Services	$31,107,025	24.75%	705,013	27.41%
Finance and Insurance	25,316,702	20.14%	471,326	18.32%
Other Services (except Public Administration)	19,978,011	15.89%	398,857	15.51%
Information	14,418,496	11.47%	273,456	10.63%
Legal Services	11,830,282	9.41%	222,482	8.65%
Health Care and Social Assistance	7,393,040	5.88%	186,903	7.27%
Public Administration	3,678,907	2.93%	47,956	1.86%
Real Estate, Rental and Leasing	3,242,375	2.58%	72,952	2.84%
Miscellaneous:
Retail Trade	3,139,768	2.50%	53,448	2.08%
Accommodation and Food Services	1,731,310	1.38%	45,521	1.77%
Other	3,856,156	3.07%	94,488	3.66%
Total	$125,692,072	100.00%	2,572,402	100.00%
______________________________
Note: Federal government tenants comprise 2.5% of annualized base rental revenue.

Lease Expirations
September 30, 2020

Year	Number of Leases	Rentable Square Feet	Percent of Rentable Square Feet	Annualized Rent (1)	Average Rental Rate	Percent of Annualized Rent (1)
Office:
2020	12	56,866	2.22%	$3,005,133	$52.85	2.13%
2021	54	227,232	8.88%	9,144,786	40.24	6.49%
2022	44	372,864	14.57%	18,602,269	49.89	13.19%
2023	61	343,814	13.43%	17,146,024	49.87	12.16%
2024	54	294,382	11.50%	15,799,644	53.67	11.20%
2025 and thereafter	150	1,264,782	49.40%	77,313,748	61.13	54.83%
	375	2,559,940	100.00%	$141,011,604	55.08	100.00%
Other:
2020	3	11,658	1.99%	$168,777	$14.48	1.14%
2021	10	62,807	10.73%	1,396,583	22.24	9.45%
2022	14	92,934	15.87%	1,961,465	21.11	13.27%
2023	18	65,858	11.25%	1,644,596	24.97	11.13%
2024	14	130,534	22.29%	3,009,903	23.06	20.37%
2025 and thereafter	38	221,800	37.87%	6,595,682	29.74	44.64%
	97	585,591	100.00%	$14,777,006	25.23	100.00%
Total:
2020	15	68,524	2.18%	$3,173,910	$46.32	2.04%
2021	64	290,039	9.22%	10,541,369	36.34	6.77%
2022	58	465,798	14.81%	20,563,734	44.15	13.20%
2023	79	409,672	13.02%	18,790,620	45.87	12.06%
2024	68	424,916	13.51%	18,809,547	44.27	12.07%
2025 and thereafter	188	1,486,582	47.26%	83,909,430	56.44	53.86%
	472	3,145,531	100.00%	$155,788,610	49.53	100.00%
______________________________
Note: This table excludes short-term temporary license agreements and office space managed by WashREIT.
(1) Annualized Rent is equal to the rental rate effective at lease expiration (cash basis) multiplied by 12.

Schedule of Properties
September 30, 2020

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	# OF UNITS	NET RENTABLE SQUARE FEET	LEASED % (1)	ENDING OCCUPANCY (1)
Multifamily Buildings / # units
Clayborne	Alexandria, VA	2008	2008	74	60,000	98.6%	98.6%
Riverside Apartments	Alexandria, VA	2016	1971	1,222	1,001,000	96.3%	93.6%
Assembly Alexandria	Alexandria, VA	2019	1990	532	437,000	98.3%	96.4%
Cascade at Landmark	Alexandria, VA	2019	1988	277	273,000	96.4%	93.5%
Park Adams	Arlington, VA	1969	1959	200	173,000	97.0%	94.0%
Bennett Park	Arlington, VA	2007	2007	224	215,000	97.8%	96.9%
The Maxwell	Arlington, VA	2011	2014	163	116,000	99.4%	97.5%
The Paramount	Arlington, VA	2013	1984	135	141,000	97.8%	94.1%
The Wellington	Arlington, VA	2015	1960	711	600,000	96.5%	93.7%
Roosevelt Towers	Falls Church, VA	1965	1964	191	170,000	96.9%	94.2%
The Ashby at McLean	McLean, VA	1996	1982	256	274,000	96.9%	95.7%
Assembly Dulles	Herndon, VA	2019	2000	328	361,000	96.6%	96.0%
Assembly Herndon	Herndon, VA	2019	1991	283	221,000	95.8%	94.7%
Assembly Manassas	Manassas, VA	2019	1986	408	390,000	97.1%	95.8%
Assembly Leesburg	Leesburg, VA	2019	1986	134	124,000	95.5%	95.5%
Bethesda Hill Apartments	Bethesda, MD	1997	1986	195	225,000	99.0%	95.9%
Assembly Germantown	Germantown, MD	2019	1990	218	211,000	97.7%	97.2%
Assembly Watkins Mill	Gaithersburg, MD	2019	1975	210	193,000	96.7%	95.2%
3801 Connecticut Avenue	Washington, DC	1963	1951	307	178,000	93.5%	91.2%
Kenmore Apartments	Washington, DC	2008	1948	374	268,000	92.2%	90.6%
Yale West	Washington, DC	2014	2011	216	173,000	95.4%	94.9%
Subtotal Stabilized Properties				6,658	5,804,000	96.5%	94.6%
Trove (2)	Arlington, VA	2015	2020	401	293,000	26.4%	22.7%
Subtotal All Properties				7,059	6,097,000

______________________________
(1)     Leased percentage and ending occupancy calculations are based on units for multifamily buildings.
(2)     This development project consists of 401 units with 205 units delivered in 2020. See page 27 for further information.

Schedule of Properties (continued)
September 30, 2020

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	LEASED % (1)	ENDING OCCUPANCY (1)
Office Buildings
515 King Street	Alexandria, VA	1992	1966	75,000	81.5%	81.5%
Courthouse Square	Alexandria, VA	2000	1979	121,000	80.0%	80.0%
1600 Wilson Boulevard	Arlington, VA	1997	1973	171,000	88.5%	88.5%
Fairgate at Ballston	Arlington, VA	2012	1988	144,000	86.3%	86.3%
Arlington Tower	Arlington, VA	2018	1980/2014	390,000	92.4%	90.4%
Monument II	Herndon, VA	2007	2000	207,000	96.3%	92.2%
Silverline Center	Tysons, VA	1997	1972/1986/1999/2015	550,000	82.8%	81.0%
1901 Pennsylvania Avenue	Washington, DC	1977	1960	101,000	86.4%	82.0%
1220 19th Street	Washington, DC	1995	1976	103,000	85.5%	79.4%
2000 M Street	Washington, DC	2007	1971	233,000	84.6%	84.6%
1140 Connecticut Avenue	Washington, DC	2011	1966	184,000	88.6%	88.2%
1227 25th Street	Washington, DC	2011	1988	135,000	89.6%	89.6%
Army Navy Building	Washington, DC	2014	1912/1987/2017	108,000	100.0%	100.0%
1775 Eye Street, NW	Washington, DC	2014	1964	189,000	86.6%	86.6%
Watergate 600	Washington, DC	2017	1972/1997	294,000	89.2%	89.1%
Subtotal				3,005,000	87.8%	86.6%
______________________________
(1)     The leased and occupied square footage for office and retail properties includes short-term lease agreements.

Schedule of Properties (continued)
September 30, 2020

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	LEASED % (1)	ENDING OCCUPANCY (1)
Retail Centers
800 S. Washington Street	Alexandria, VA	1998/2003	1955/1959	46,000	95.1%	90.7%
Concord Centre	Springfield, VA	1973	1960	75,000	89.5%	87.0%
Randolph Shopping Center	Rockville, MD	2006	1972	83,000	91.4%	86.6%
Montrose Shopping Center	Rockville, MD	2006	1970	149,000	74.4%	74.4%
Takoma Park	Takoma Park, MD	1963	1962	51,000	100.0%	100.0%
Westminster	Westminster, MD	1972	1969	150,000	94.2%	94.2%
Chevy Chase Metro Plaza	Washington, DC	1985	1975	49,000	83.0%	83.0%
Spring Valley Village	Washington, DC	2014	1941/1950/2018	94,000	93.8%	87.6%
Subtotal				697,000	88.8%	86.8%
TOTAL PORTFOLIO				9,799,000
______________________________
(1)     The leased and occupied square footage for office and retail properties includes short-term lease agreements.

Supplemental Definitions
September 30, 2020

Adjusted EBITDA (a non-GAAP measure) is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, restructuring expenses (which include severance, accelerated share-based compensation and other expenses related to a restructuring of corporate personnel), acquisition expenses and gain from non-disposal activities.

Annualized base rent ("ABR") is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Average Effective Rent per Unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.
Average occupancy is based on monthly occupied net rentable square footage as a percentage of total net rentable square footage, except for the rows labeled "Multifamily (calculated on a unit basis)," on which average occupancy is based on average monthly occupied units as a percentage of total units. The square footage for multifamily properties only includes residential space. The occupied square footage for office and retail properties includes temporary lease agreements.

Debt service coverage ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.

Debt to total market capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to fixed charges ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.

Ending Occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period, except Multifamily, on which ending occupancy is calculated as occupied units as a percentage of total available units as of the last day of that period.

NAREIT Funds from operations ("NAREIT FFO") is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with the sale of property, impairment of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations ("Core FFO") is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Funds Available for Distribution ("FAD") is calculated by subtracting from NAREIT FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

Core Funds Available for Distribution ("Core FAD") is calculated by adjusting FAD for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FAD serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Net Operating Income (“NOI”) is a non-GAAP measure defined as real estate rental revenue less real estate expenses. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment, casualty gains and losses, and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straightlining of rent and amortization of market intangibles. We provide each of NOI and cash NOI as a supplement to net income calculated in accordance with GAAP. As such, neither should be considered an alternative to net income as an indication of our operating performance. They are the primary performance measures we use to assess the results of our operations at the property level.

Recurring capital expenditures represent non-accretive building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant's term. Beginning in Q4 2018, in cases where the space has been remeasured in accordance with criteria set by the Building Owners and Managers Association ("BOMA"), the square feet former tenant's space is adjusted to be equivalent to the square feet of the new/renewing tenant's space.

Same-store portfolio properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

Same-store portfolio NOI growth is the change in the NOI of the same-store portfolio properties from the prior reporting period to the current reporting period.
Short-term leases are commercial leases with a term of less than 12 months.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Currently, one of the most significant factors is the adverse effect of the COVID-19 virus and ensuing economic turmoil on the financial condition, results of operations, cash flows and performance of WashREIT, particularly the impact of our ability to collect rent on schedule or at all, our ability to lease or release our commercial spaces, and increased credit losses, on the performance of our tenants generally, and on the global economy and financial markets. The extent to which COVID-19 impacts WashREIT and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed on March 6, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on April 27, 2020, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to the risks associated with the closing and funding of our recent notes offering, the ownership of real estate in general and our real estate assets in particular; the economic health of the greater Washington metro region; the risk of failure to enter into/and or complete contemplated acquisitions and dispositions at all, within the price ranges anticipated and on the terms and timing anticipated; changes in the composition of our portfolio; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to e-commerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber-attacks; weather conditions, natural disasters and pandemics; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2019 Form 10-K, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed on March 6, 2020, and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.